As filed with the Securities and Exchange Commission on May 10, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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HEALTHAXIS INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State of Other Jurisdiction of Incorporation or Organization)	23-2214195 (I.R.S. Employer Identification Number)
7301 North State Highway 161 Suite 300 Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

________________

Healthaxis Inc.

2005 Stock Incentive Plan

(Full Title of the Plan)

________________

John M. Carradine

Chief Executive Officer

7301 North State Highway 161

Suite 300

Irving, Texas 75039

(Name and Address of Agent for Service)

(972) 443-5000

(Telephone Number, Including Area Code, of Agent for Service)

________________

Copies to:

John B. McKnight Locke Liddell & Sapp LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201 (214) 740-8000	J. Brent Webb Healthaxis, Inc. 7301 North State Highway 161 Suite 300 Irving, Texas 75039 (972) 443-5000

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.10 par value per share	1,999,301	$ 1.24	$ 2,479,133	$265.27
(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, mergers or combinations or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee. This fee was calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock on The NASDAQ Capital Market on May 4, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

The information specified by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

The information specified by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents set forth below are hereby incorporated by reference in this Registration Statement.

•	Our annual report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 29, 2006;
•	Our current reports on Form 8-K filed with the Commission on January 4, 2006, January 11, 2006, and March 24, 2006; and
•	The description of our common stock contained in our current report on Form 8-K filed with the Commission on January 30, 2001.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as such statement is so modified or superceded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Healthaxis is incorporated under the laws of the Commonwealth of Pennsylvania. Section 1741 of the Pennsylvania Business Corporation Law (“PBCL”) empowers a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 of the PBCL empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that indemnification will not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless there is a judicial determination that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Section 1743 of the PBCL provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding, or in defense of any claim, issue or matter in such action or proceeding, he or she will be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with such action or proceeding.

Section 1745 of the PBCL provides that expenses, including attorneys’ fees, incurred in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding on receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of the PBCL will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. However, Section 1746 also provides that such indemnification will not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Healthaxis provides for indemnification of its directors and officers pursuant to Article 14 of its Amended and Restated Articles of Incorporation and Article IV of its Bylaws. Article 14 of Healthaxis’ Amended and Restated Articles of Incorporation and Article IV of Healthaxis’ Bylaws provide in effect that, unless prohibited by applicable law, Healthaxis will indemnify directors and officers against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement incurred in connection with any actions or proceedings, subject to some limitations in the case of actions by directors and officers against Healthaxis. Under Article IV, Healthaxis will also advance amounts to any director or officer during the pendency of any actions or proceedings against expenses incurred in connection with the actions or proceedings, provided that, if required by law, Healthaxis receives an undertaking to repay the amount advanced if it is ultimately determined that the person is not entitled to be indemnified under Article IV. The indemnification provided for in Article IV is in addition to any rights to which any director or officer may otherwise be entitled. Article IV of Healthaxis’ Bylaws also provides that the right of a director or officer to indemnification and advancement of expenses will continue for a person who has ceased to be a director or officer of the Company, and inure to the benefit of the person’s heirs, executors and administrators.

As authorized by Article 14 of its Amended and Restated Articles of Incorporation, Healthaxis has purchased directors’ and officers’ liability insurance policies indemnifying its directors and officers and the directors and officers of its subsidiaries against claims and liabilities, with stated exceptions, to which they may become subject by reason of their positions with Healthaxis or its subsidiaries as directors and officers.

SEC Position on Indemnification

As stated above, under our articles of incorporation, our directors and officers are indemnified against some causes of action. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 19, 2003).
4.2	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 30, 2001).
4.3	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 19, 2003).
4.4

Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarterly period ended June 30, 2004).

4.5	2005 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A filed on June 1, 2005).
5.1*	Opinion of Locke Liddell & Sapp LLP.
23.1*	Consent of Locke Liddell & Sapp LLP (Included in Exhibit 5.1).
23.2*	Consent of McGladrey & Pullen, LLP.
23.3*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (Included on the Signature Page hereto).
* Filed herewith.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)       That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of May, 2006.

HEALTHAXIS INC.

By:   /s/ John M. Carradine

John M. Carradine
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Carradine and J. Brent Webb, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ John M. Carradine John M. Carradine	Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2006
/s/ Ronald K. Herbert Ronald K. Herbert	Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2006
/s/ James J. Byrne James J. Byrne	Director	May 10, 2006
/s/ John W. Coyle John W. Coyle	Director	May 10, 2006
/s/ Thomas L. Cunningham Thomas L. Cunningham	Director	May 10, 2006
/s/ Adam J. Gutstein Adam J. Gutstein	Director	May 10, 2006
/s/ Kevin F. Hickey Kevin F. Hickey	Director	May 10, 2006
/s/ James W. McLane James W. McLane	Chairman of the Board	May 10, 2006
/s/ Barry L. Reisig Barry L. Reisig	Director	May 10, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 19, 2003).
4.2	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 30, 2001).
4.3	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 19, 2003).
4.4

Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarterly period ended June 30, 2004).

4.5	2005 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A filed on June 1, 2005).
5.1*	Opinion of Locke Liddell & Sapp LLP.
23.1*	Consent of Locke Liddell & Sapp LLP (Included in Exhibit 5.1).
23.2*	Consent of McGladrey & Pullen, LLP.
23.3*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (Included on the Signature Page hereto).
* Filed herewith.